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                                   Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the inclusion in the Prospectus constituting part of this Post- Effective Amendment No. 1 on Form SB-2 (File No. 333-36871) of Tellurian, Inc. of our report dated March 3, 1997 relating to the Financial Statements of Tellurian, Inc. for the years ended December 31, 1996 and 1995. We also consent to the reference to us under the heading "Experts".

                                            /S/ MILLER, ELLIN & COMPANY
                                            Certified Public Accountants



January 23, 1998